As filed with the Securities and Exchange Commission on July 14, 2005

Registration No. 333-123563

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TODCO

(Exact name of registrant as specified in its charter)

Delaware	76-0544217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800
Houston, Texas 77042
(713) 278-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

T. Scott O’Keefe
TODCO
2000 W. Sam Houston Parkway South, Suite 800
Houston, Texas 77042
(713) 278-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nick D. Nicholas	Gene J. Oshman
Porter & Hedges, L.L.P.	John D. Geddes
1000 Main Street, 36th Floor	Baker Botts L.L.P.
Houston, TX 77002-6336	3000 One Shell Plaza
Telephone: (713) 226-6600	910 Louisiana
Fax: (713) 226-6237	Houston, TX 77002-4995
Telephone: (713) 229-1234
Fax: (713) 229-1522

     Approximate date of commencement of proposed sale to the public: From time to time as determined by the selling stockholder.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE — DEREGISTRATION OF CLASS A COMMMON STOCK

     This Post-Effective Amendment is being filed to deregister all shares of our Class A common stock that were previously registered for resale pursuant to the registration statement on Form S-3 (File No. 333-123563) but were not sold in the offering described in our prospectus supplement dated May 13, 2005. In connection with that offering, Transocean, Inc. (“Transocean”) sold 12,000,000 shares of Class A common stock. We have been informed that Transocean has sold the remaining 1,310,000 shares not sold in the offering pursuant to Rule 144 of the Securities Act of 1933, as amended.

     The offering of shares pursuant to this registration statement has been completed and, accordingly, we hereby deregister the 1,310,000 shares of Class A common stock that remain unsold under this registration statement in compliance with our undertaking to do so in Item 17 of the registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on the 13th day of July, 2005.

TODCO
By:	/s/ Jan Rask
Jan Rask
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jan Rask Jan Rask	Director, President and Chief Executive Officer (Principal Executive Officer)	July 13, 2005
/s/ T. Scott O’Keefe T. Scott O’ Keefe	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 13, 2005
/s/ Dale Wilhelm Dale Wilhelm	Vice President and Controller (Principal Accounting Officer)	July 13, 2005
* Thomas N. Amonett	Director	July 13, 2005
* R. Don Cash	Director	July 13, 2005
* Thomas M Hamilton	Director	July 13, 2005
* Thomas R. Hix	Director	July 13, 2005
* J. Michael Talbert	Director	July 13, 2005
*By: /s/ Randall A. Stafford Randall A. Stafford (Attorney-in-Fact)		July 13, 2005